EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 1998 included in Amendment Number 2 of SportsLine USA, Inc.'s Registration Statement on Form S-1 (File no. 333-48263).

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
    June 23, 1998.